AGREEMENT

     This agreement is between Artwork and Beyond, Inc., a Delaware Corporation ("'Buyer") and LIEBERMAN' S GALLERY, LLP, a Massachusetts limited liability partnership ("Lieberman's").


                                    RECITALS
                                    --------

     Lieberman's is in the business of (i) fulfilling orders from wholesale customers for open edition posters and prints, (ii) providing canvas transfer and box mounting services for posters and prints to wholesale customers, and
(iii) shipping posters and prints; canvas transfers and box mounted posters and prints directly to wholesale customers or to any person specified by the wholesale customer.


     The Buyer's business includes one or more of the following activities: selling posters and prints, canvas transfers of posters and prints or box or plaque mounted posters and prints at retail; in each case including to customers who place orders via the internet, telephone or other electronic means. The Buyer does not sell posters or prints at wholesale and will not do so during the term of this agreement.


                                      TERMS
                                      -----

     For good and valuable consideration received by each from the other, Buyer and Lieberman's hereby agree as follows:

I. "PRODUCTS" means unframed open edition posters and prints available through Lieberman' s, canvas transfers of such posters and prints, and box or plaque mountings of such posters and prints. "Open edition" means available from a publisher or other supplier in sufficient quantity to satisfy Buyer's requirements therefor. At such time as Lieberman's offers framing services for posters and prints, it shall so notify Buyer in writing, and thereafter Products shall also include framed posters and prints and framed canvas transfers of posters and prints. If Buyer desires to provide framing or other services with respect to open edition posters and prints it sells to its customers, it shall so notify Lieberman' s in writing. If within 30 days of its receipt of such writing Lieberman' s notifies Buyer in writing that it is willing to provide such services, then Products shall thereafter include open edition poster and prints with such services provided.

     2. "BUYER'S REQUIREMENTS" means the entire amount of Products purchased by Buyer with the exception of Products purchased directly from the following Publishers :

           Art In Motion; Bentley House; Aaron Ashley; NY Graphic; Romm Art Creations; Winn Devon; Axelle Posters; A.D, Lines; Graphique de France; Rinehardt; Hedgerow; Marco.

Buyer may, at its option, purchase product from the exempted publishers listed above or from Lieberman's at any time during the term of this agreement and Lieberman' s at any time during the term of this agreement and Lieberman's will Sell such product in accordance with the terms of this agreement.

           3. PURCHASE AND SALE OF PRODUCTS. During the term of this agreement, Buyer shall purchase, and Lieberman's shall sell to Buyer, Buyer's Requirements for Products. All orders for Products may be (i) in writing, or, (ii) given via the internet, by telephone facsimile or other electronic means, in which case such order shall be deemed received when acknowledged by Lieberman' s in writing or electronically. Lieberman's shall acknowledge each order promptly after receipt. If any term of any such order or acknowledgement varies from the terms of this agreement, the terms of this agreement shall control and the variation in such order or acknowledgment shall have no effect, except as specifically agreed in a writing signed by both parties. During the term of this agreement, Buyer shall not sell Products to retailers or other merchants or resellers. Not more than once in any 12 month period, Lieberman's may request, and within 30 days of its receipt of such request Buyer shall provide to Lieberman' s, a certification by Buyer's auditors that Buyer has purchased Buyer's Requirements for Products from Lieberman's.

           4. PRICE The price payable by Buyer to Lieberman's for the Products shall be as follows:

           (a) For unframed open edition posters or prints, the price shall be 50% of the published retail prices of the pub1ishers or vendors from whom Lieberman' s purchases such posters or prints. Additional volume-based discounts will be applied as described in Schedule B to this agreement for and only for product ordered for batch shipment direct to buyer.

           (b) For canvas transfers, box frames or other services rendered with respect to posters or prints, in addition to the amount payable pursuant to paragraph 4(a), Buyer shall pay the published wholesale prices of the vendors ..from whom Lieberman's purchases such services.

           (c) In addition to the amounts payable pursuant to paragraphs 4(a) and 4(b), the price for Products shall inclu4e delivery charges as described in SCHEDULE A to this agreement.

Lieberman's may amend SCHEDULE A from time to time as it deems appropriate to reflect (i) changes in the cost of services rendered with respect to posters or prints, (ii) its charges for services added after the execution of this agreement that may be included in Products, or (iii) changes in the prices Lieberman's pays for delivery services Lieberman's uses to deliver Products. Lieberman's shall notify Buyer of any amendment to SCHEDULE A at least 10 days prior to the effective date of such amendment.

           5. TERM. The term of this agreement shall be for three years from Apri122, 2002, and shall automatically extend from year to year thereafter; provided, that either party may terminate this agreement as of March 31 it of any calendar year after 2005 by written notice received by the other party at least 180 days prior to such termination.

           6. DELIVERY AND PAYMENT. Each order of Products shall be shipped on the date the last of the Products included in such order are received by Lieberman's. Each shipment of Products shall be by carrier selected by Lieberman's. Payment terms are net 30 days after the calendar month in which an invoice is rendered. All payments shall be by check payable to Lieberman's and mailed to 168 Industrial Drive, Suite 2, Northampton, MA 01060 or such other address as Lieberman's may from time to time provide to Buyer. Buyer shall pay to Lieberman's a late charge of 1% per month on all past due payments. If Buyer fails to comply with any of its payment obligations under this agreement, regardless of whether Buyer pays any late charge due, if Buyer breaches any of the terms of its Database User Agreement with Lieberman's referenced in Section 16 hereof, or if Buyer sells any Products to retailers or other merchants or resellers, in addition to other remedies available to it, :may suspend further shipments and deliveries under this agreement, and no forbearance, course of dealings, or prior payment shall affect this right of Lieberman's. Further, if at any time Buyer's financial responsibility becomes impaired or unsatisfactory to Lieberman's, or, in Lieberman's opinion, inadequate to meet Buyer's obligations hereunder, the terms of credit may, at the option of Lieberman's, be changed or withdrawn, and if withdrawn, Lieberman's at its option may require cash or satisfactory security before making shipments or deliveries under this agreement.

           7 .FORCE MAJEURE. If Lieberman's experiences an Event of Force Majeure. it shall promptly notify Buyer of the existence of such Event of Force Majeure and, to the extent possible, of the duration and magnitude of any disability caused thereby. While such Event of Force Majeure continues, Buyer may purchase its Requirements for Products from third parties. Buyer shall have no remedy against Lieberman's to the extent Lieberman's is unable to perform on account of an Event of Force Majeure. "Event of Force Majeure" shall mean (i) any Act of God, war, mobilization, drought, flood, fire, strike, lockout, labor disturbance, or accident to machinery, or (ii) failure of usual sources of supply of Products or services utilized to produce the Products, or any other event beyond the control of Lieberman's whether similar or dissimilar to the foregoing.

           8. WARRANTY. If any Product is defective, Buyer's remedy shall be limited solely to Lieberman's choice of (a) replacement of the Product at no charge to Buyer or (b) crediting Buyer therefor following disposition thereof by Buyer in compliance with Lieberman ' s instructions. Posters or prints shall not be deemed defective solely because tile colors thereof do not match those in any catalogue, paper~ electronic or otherwise OI" because :image or paper size vari es by up to one inch in length or width from specified dimensions. Lieberman' s shall have no other obligation Or liability to Buyer with respect to direct, incidental or consequential damages arising from any breach of warranty. The foregoing shall be Buyer's sole remedies and Lieberman's sole obligations with respect to any defective Product. THERE ARE NO OTHER WARRANTIES, EXPRESS OR IMPLIED

INCLUDING ANY W ARRANTY OF :MERCHANTABILITY OR OF FITNESS FOR ANY PARTICULAR PURPOSE.

           9. CLAIMS. Any claim of Buyer with respect to defective Products, shortage in count, or any other matter is hereby waived by Buyer unless made within 10 days after delivery. Buyer shall not deduct the amount of any claim from amounts due or to become due Lieberman's until such time as Lieberman's has allowed such claim. Lieberman's shall act on any claim within 20 days after it is made. If Lieberman's does not reject a claim within such 20 days, that claim shall be deemed allowed. Only if Lieberman' s has not paid the amount of any allowed claim to Buyer within 60 days of the allowance of such claim may Buyer set off the amount of such claim from amounts payable to Lieberman's.

           10. TITLE AND RISK OF LOSS. Title to, and risk of loss of, each shipment of Products furnished by Lieberman's under this agreement shall pass from Lieberman's to Buyer upon delivery of such shipment to the place directed by Buyer.

           11. TAXES. Buyer shall be liable for all sales, use or excise taxes imposed by any governmental authority, whether existing at the time of this agreement or subsequently imposed, payable and actually paid by Lieberman's by reason of the manufacture, sale, delivery or use of Products shipped pursuant to this agreement.

           12. DATABASE LICENSE. Lieberman's shall make available to Buyer on CD ROM or other electronic media or at Lieberman's FTP site an image database containing scanned images provided to Lieberman's by its suppliers pursuant to nonexclusive license, and Lieberman's copyrighted text database that describes the image database. Buyer shall be responsible for downloading periodic updates of such databases. Lieberman's hereby grants to Buyer a nonexclusive license to download and use its copyrighted text data base and a nonexclusive sublicense to download and use image data bases provided by its suppliers, in each cage solely for the purpose of ordering Products from Lieberman's, and only to the extent permitted by the Terms of Provision and Use Agreement referenced in Section 16 hereof. Such license and sublicense shall expire upon termination of this agreement, notwithstanding any provision of the Terms of Provision and Use Agreement to the contrary. Buyer shall be responsible for payment of inbound and outbound bandwidth charges and all other communications charges associated with downloading and updating such databases. Buyer recognizes the irreparable injury which might result to the business of Lieberman's if Buyer should utilize such databases in contravention of the provisions of this Section 12, and agrees that in addition to any legal remedies Lieberman's may have, Lieberman' s shall be entitled to injunctive relief and such other equitable remedies as a. court of competent jurisdiction may deem appropriate, without the requirement to post any bond in connection therewith.

           13. AMENDMENT. This agreement may not be amended except by a writing, signed by Lieberman's and Buyer or their permitted successors or assigns.

           14. CONSTRUCTION. This agreement is intended by the parties as a final expression of their agreement and as a complete and exclusive statement of its terms. No course of prior dealing between the parties and no usage of trade shall be relevant or admissible to supplement, explain, or vary any of the terms of this agreement. No representations, understandings or agreements have been made or relied upon in the making of this agreement other than those specifically set forth herein.

           15.WAIVERS. No failure by either party to this agreement to exercise any right hereunder shall operate as a waiver of any other right hereunder, and a waiver of any right on one occasion shall not constitute a bar to or a waiver of any such right on any future occasion.

           16. TERMS OF PROVISION AND USE AGREEMENT. The Terms of Provision and Use Agreement of even date between Lieberman' s and Buyer is hereby incorporated herein by reference. fu case of any conflict between the provisions hereof and thereof, the provisions hereof shall govern. Any breach of the Terms of Provision and Use Agreement shall col1Stitute a default hereunder-

           17 ASSIGNMENT. Either party may assign this agreement, provided, however, that Buyer. may not assign this agreement without the prior written consent of Lieberman's, which Lieberman's may withhold at its sole discretion. If the stock of Buyer is acquired by any person or entity that sells or manufactures Products, then Lieberman's may terminate this agreement by delivering 30 days prior written notice to Buyer. If Buyer proposes to sell its operating assets to any other individual or entity, Buyer shall so notify Lieberman' s in writing prior to entering into any agreement for such sale. Buyer shall cause to be a condition of such purchase that the purchaser shall agree to become bound by the provisions of this agreement by a writing satisfactory to Lieberman's if Lieberman's consents to the assignment of this agreement to such purchaser. This agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.


           18. NOTICES. Any notice required to be given by this agreement sha11 be addressed as follows:

          (a)    to Lieberman's:
                 Lieberman' s Gallery , attn. Pierre
                 168 Industrial Drive, Suite 2
                 Northampton, MA O 1060

           (b)   to Howard Blum:
                 ArtWork and Beyond, Inc.
                 761-D Coates Avenue
                 Holbrook, New York 11741

or to such other address as Lieberman's or Buyer may specify by notice to the other. Notices shall be deemed delivered, if delivered in person, upon delivery , or if mailed, 24 hours after mailing.

           19. HOLIDAYS. If any date on or before which any party shall be obliged to give a notice, make a payment, or take any other action under this agreement, shall fall on Saturday, Sunday or legal holiday, then such notice may be given, such payment may be made, or such action may be taken, on the next succeeding business day.

           20. GOVERNING LAW. This agreement shell be construed under and governed by the laws of the Commonwealth of Massachusetts without regard to tl1e choice of law rules thereof and each of the parties agrees to the nonexclusive personal jurisdiction and venue of the u.s. District Court for the District of Massachusetts and any Massachusetts state court within such district with respect to any matter arising hereunder.

           21. COUNTERPARTS. This agreement may be executed in counterparts, each of which shall constitute an original but the several counterparts shall constitute but one and the same agreement.

           22. CAPTIONS. Captions are used in this agreement only for convenience and this agreement shall be construed as if captions were not included.

           Executed this 12tb of April, 2002.
                                                LIEBERMAN'S GALLERY, LLP



                                                 /S/ PAUL LIEBERMAN
                                                 -----------------
                                                By Paul Lieberman,
                                                  its partner duly authorized


                                                ArtWork and Beyond Inc.



                                                /S/ HOWARD BLUM
                                                ----------------
                                                By Howard Blum
                                                its Principal officer

                                   SCHEDULE A


     Delivery Charges for Deomtic Drop Shipping Within the Continental U.S.
     ----------------------------------------------------------------------


Packages per Week        UPS Ground          2nd Day Air         Next Day Air
-----------------        ----------          -----------         ------------

from        to
  1         24             $9.50               $11.25              $23.50
 25         99             $8.25               $10.00              $22.25
100        249             $8.00                $9.75              $22.00
250        499             $7.50                $9.25              $21.50
500 and up                 $7.00                $8.75              $21.00


US TERRITORIES, ALASKA AND HAWAII
---------------------------------

Packages addressed to Alaska, Hawaii, and Puerto Rico are shipped via U.S. Postal Service Priority Mail. Shipments to The Virgin Islands and Guam are treated as international shipments.

                         INTERNATIONAL SHIPPING CHARGES
                         ------------------------------
                INTERNATIONAL POSTAL - NON INSURED - NO TRACKING
                ------------------------------------------------

1 - 10 prints       International $26.00          Canada $18.50
11-20 prints        International $37.00          Canada $29.50
Greater than 20 prints must ship via Express Mail (below) or courier services. Optional insurance is available for $1.00 per hundred up to $300 of wholesale value.

                       EXPRESS MAIL - U.S. POSTAL SERVICE
                       ----------------------------------
          EXPEDITED MAIL SERVICE - INSURED TO $500 - LIMITED TRACKING
          -----------------------------------------------------------

Published rate by weight and destination plus $6.00 handling fee.

                   COURIER SERVICES - DHL - UPS - FED EX ETC.
                   ------------------------------------------
       FULL TRACKING AND DELIVERY CONFIRMATION - INSURED TO VALUE OPTION
       -----------------------------------------------------------------

Published rates by weight and destination plus $6.00 handling fee.

SCHEDULE B
----------

QUANTITY DISCOUNT
     SCHEDULE,
     4/12/2002

Our standard discount is 50% off retail. All months of less than $500 gross purchases receive this discount.

Quantity discounts beyond 50% discount vary BY PUBLISHER, depending on:

1.   Your gross monthly purchases.......
     FIND TOTAL MONTHLY PURCHASES IN LEFT-HAND COLUMN.
2.   Which discount group the catalog is in......s
     SEE LISTS OF VENDORS IN DISCOUNT GROUPS A,B,C below

Note: Posters from Group C vendors receive absolutely no discounts below 50%, but count toward "total # of units in order," thus earning deeper discounts on orders from other sources.

DISCOUNTS BELOW 50%, for various quantities & discount groups:

Gross          Additional          Remember, only one freight charge per order
monthly        discount            no matter how many catalogs you select from!
purchases      beyond 50%

          Group A        Group B
          -------        -------
$500        5%             0%
$1,000     10%             5%
$1,500     20%            10%
$2,000     25%            10%


(These are our most-discounted vendors)

Catalogs in Discount Group A:

Ariel Press
Artbeats
Art in Motion
Arts Uniq'
Aaron Ashley
Bentley House
Blakeway Panoramas
Paul Brent/H Paul
Canadian Art Prints
Cheyne Walk
Classic Collections
Dina Art
Directional Publishing
Door Center Publishing
Robert Duncan Studios
Escher
Front Line
Galaxy of Graphics
Gamboa Publishing
Haddad's Fine Art
Hedgerow House
Henry Howells
JPS Trad'l
Leslie Levy Fine Art
Modern Art
Mondial Art
NY Graphic
Old World Prints
OpusOne
Paloma Editions
Penny Lane
Pineapple
Porter Design
Portfolio Graphics
Posters Int'l
Rinehart Fine Arts
Romm Art Creations
Rosenstiel's
Rose
Selavy
Sagebrush Fine Art
Shorewood
Sunset Marketing
Richard Thompson
Tate Gallery
Third St. Art
Toh-Atin
Top Art
Wild Apple
Win/Devon

Catalogs in Discount Group B:
(Lesser discounts are offered on these vendors.)

AD Lines
Art Wise
Axelle Posters
Beja, Mitchell
EGIM
Editions Clouet
Editions Limited
English Watercolors
Eurographics/Ricordi
Gallery Editions
Gango Editions
Graphique de France
Icart Vendor Graphics
Icon
Image Connection
Image Conscious
Image Masters
Image Source Int'l
Joan Cawley Gallery
Marco Fine Arts
Museum Editions West
Mystic Seaport
Nouvelles Images
PGM Art World
Re Society
SAI/Sports Art Inc.
Schiftan, Inc.
Te Neues Publishing
Things Graphics & Fine Art
Toh-Atin Gallery
Vargas Fine Art
Webster Fin Art


Catalogs in Discount Group C:
(Absolutely no discounts greater than 50% on this merchandise)

Bruce McGaw Graphics